Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

Synchronoss Technologies Announces Third Quarter 2019 Results; Signs New U.S.-based Tier 1 Cloud Customer; And Provides Update on relationship with Sequential Technology International

BRIDGEWATER, NJ - November 4, 2019 - Synchronoss Technologies Inc. (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, digital and IoT platforms and products, today announced financial results for its second quarter ended September 30, 2019.

Glenn Lurie, president and chief executive officer, stated “Thus far, 2019 has been an extremely active year for Synchronoss and our platforms are executing well with new customers, new partners and revenue in each. We have announced partnerships with leading companies in the TMT industry such as Amazon, AT&T, BT, Microsoft, Rackspace and others embracing Synchronoss solutions to accelerate revenue growth, reduce costs, and accelerate digital transformations. Many of these partnerships are success-based revenue-share models that are expected to drive meaningful and material revenue for the company in 2020 and beyond.”

Lurie added, “We are very excited to announce our third new cloud deal of the year, this time with a major U.S.-based Tier 1 carrier. This new customer, along with our previously announced new cloud deals, demonstrate that the Synchronoss white-label cloud is in the sweet spot of what carriers need as they prepare for the widespread launch of 5G cellular and continue to seek out new sources of revenue and profitability.”

David Clark, Chief Financial Officer, stated, “As Sequential Technology International (STI) is evaluating strategic alternatives, based on this process we have decided to take a more conservative approach to our financial relationship. As a result, in the third quarter, we wrote off $26 million of STI-related accounts receivable which are now deemed uncollectible. This revenue relationship with STI falls under the new lease accounting standards, so the write-down is accounted for as a cumulative adjustment to revenue recognized in 2018 and 2019, and as such reduces third-quarter GAAP revenue from $78.2 million to $52.2 million. Going forward, quarterly revenue from STI will be recognized based on the amount of cash we collect in payment for our services, currently estimated to be in the range of $2.5-$3.0 million per quarter. We believe this will enable Synchronoss management and our investors to focus on the future of the company; in particular, execution and delivery of the transactions we have announced this year. Before the STI prior period revenue adjustment, operationally we were trending toward our original revenue and EBITDA guidance for the year.”

Third quarter highlights:

•	Excluding the non-recurring STI write down, revenue for the quarter would have been $78.2 million.
The non-cash $26 million write-down of STI’s accounts receivable balance, which is accounted for as a cumulative adjustment to prior revenue under the new lease accounting standards, resulted in GAAP revenue totaling $52.2 million.

•
GAAP net loss for the quarter, which includes the $26 million STI write-down, was $69.4 million, or $1.70 per share, compared to $54.5 million or $1.38 per share in the prior year’s third quarter. Excluding the STI write-down, Non-GAAP net loss attributable to Synchronoss was $25.3 million or 62 cents per share, compared to $33.5 million in the year-ago quarter or 84 cents per share.

•	Synchronoss delivered $5.8 million of adjusted EBITDA, compared to $9.4 million in the third quarter of 2018.

Three Months Ended September 30,
$000s	2019	2018	% Change
Revenues	$52,210	$83,286	(37.3)%
Non-GAAP Revenue Excluding STI Write-Down	78,254	83,286	(6.0)%
Net Loss	(69,432)	(54,529)	(27.3)%
Non-GAAP Net Loss From Cont. Ops. Attributable to Synchronoss	(25,361)	(33,457)	24.2%
Adjusted EBITDA	5,799	9,360	(38.0)%

Nine Months Ended September 30,
$000s	2019	2018	% Change
Revenues	$218,161	$243,737	(10.5)%
Non-GAAP Revenue Excluding STI Write-Down	244,205	243,737	0.2%
Net Loss	(122,049)	(141,839)	(14.0)%
Non-GAAP Net Loss From Cont. Ops. Attributable to Synchronoss	(51,276)	(75,005)	31.6%
Adjusted EBITDA	21,098	(1,413)	NM

New Business Update

New customer agreements and partnerships that the company has completed since the last earnings announcement include:

•	The new major U.S.-based Tier 1 cloud customer announced today, that is expected to launch the Synchronoss white label cloud service in 2020.

•
A partnership with Accruent, the world’s leading provider of physical resource management solutions, to combine Synchronoss’ expertise in smart building analytics with Accruent’s asset monitoring system. The collaboration will deliver valuable insights and efficiencies to enterprises, across facilities, and greatly expand the effectiveness of enterprise IoT solutions.

•
A letter of intent with CityFM to combine their expertise in facility management engineering with Synchronoss’ expertise in software analytics to create an end-to-end IoT facility management offering which is scalable and is expected to drive greater efficiencies.

•
Indosat Ooredoo, a leading telecom service provider in Indonesia, has chosen the Synchronoss Digital Experience Platform (DXP) to deliver a unified, interconnected user experience for customers across all of its engagement channels. The Synchronoss platform will also support Indosat Ooredoo’s “future digital economy ecosystem” project, a nationwide initiative to encourage collaboration and develop new ideas, products and use cases involving IoT technology to help drive economic growth.

•
British American Tobacco (BAT) is launching a multi-country pilot of the Synchronoss Digital Experience Platform across 25 of its 2,000 retail locations in Europe. The Synchronoss DXP solution will provide BAT with the ability to quickly design, deploy, manage and optimize customer journeys while providing a unified experience across all its owned retail locations. This is Synchronoss’s first DXP deployment outside of its traditional TMT customer base and is expected to provide a powerful proof case for traditional brick and mortar retailers.

•
The first live deployments using Synchronoss DXP with Amazon are underway with carriers in Singapore and Mexico. These carriers are in the process of being integrated with Amazon and are expected to begin offering Amazon services in the fourth quarter. Three other Amazon deployments are under way and we anticipate a number of larger deployments in 2020 and beyond.

•
Rackspace has signed a three-year agreement to deploy the Synchronoss Smart Building solution at five of its facilities in North America, including “The Castle,” Rackspace’s 1.2 million square foot global headquarters in San Antonio, Texas.

•
In addition, Rackspace has licensed the company’s Financial Analytics platform to manage costs and provide visibility and deliver savings by checking and validating the accuracy of its largest and most complex third-party partner expenses and invoices.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Conference Call Details

Synchronoss will host a conference call on Monday, November 4, 2019, at 5:00 p.m. (ET) to discuss the company’s financial results. To access this call, dial 1-201-493-6784. Additionally, a live web cast of the conference call will be available on the Investor Relations page on the company’s web site at www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 1-412-317-6671. The replay pass code is 13695428. An archived web cast of this conference call will also be available on the Investor Relations page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income (loss), net income (loss), effective tax rate, earnings (loss) per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs which includes integration costs, restructuring and cease-use lease expense, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions as well as certain non-recurring adjustments.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss transforms the way companies create new revenue, reduce costs and delight their subscribers with cloud, messaging, digital and IoT products, supporting hundreds of millions of subscribers across the globe. Synchronoss’ secure, scalable and groundbreaking new technologies, trusted partnerships, and talented people change the way TMT customers grow their businesses. For more information, visit us at www.synchronoss.com.

Forward-looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources and its ability to satisfy or refinance its existing debt obligations, the Company’s growth strategies, the anticipated trends and challenges in the business and the market in which the Company operates, the Company’s expectations regarding federal, state and foreign regulatory requirements, the pending lawsuits against the Company described in its most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contact:

Investors:
Joe Crivelli
Vice President, Investor Relations
908-566-3131
investor@synchronoss.com

Media:
CCgroup
US: Diane Rose, +1 727-238-7567 or International: Anais Merlin, +44 20 3824 9219
synchronoss@ccgrouppr.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$19,193	$103,771
Restricted cash	21	6,089
Marketable securities, current	897	28,230
Accounts receivable, net of allowances for bad debt of $3,318 and $4,599 at September 30, 2019 and December 31, 2018, respectively	73,574	102,798
Prepaid expenses	17,096	45,058
Other current assets	4,934	8,508
Total current assets	115,715	294,454
Marketable securities, non-current	—	6,658
Property and equipment, net	35,631	67,937
Operating lease right-of-use assets	55,308	—
Goodwill	220,367	224,899
Intangible assets, net	81,172	98,706
Other assets	7,769	8,982
Equity method investment	—	1,619
Total assets	$515,962	$703,255
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,496	$13,576
Accrued expenses	54,219	59,545
Deferred revenues, current	53,789	57,101
Short-term convertible debt, net of debt issuance costs	—	113,542
Total current liabilities	123,504	243,764
Lease financing obligation	—	9,494
Operating lease liabilities, non-current	62,863	—
Deferred tax liabilities	1,270	1,347
Deferred revenues, non-current	34,018	59,841
Other non-current liabilities	4,624	10,797
Redeemable noncontrolling interest	12,500	12,500
Commitments and contingencies
Series A Convertible Participating Perpetual Preferred Stock, $0.0001 par value; 10,000 shares authorized; 210 shares issued and outstanding at September 30, 2019	192,596	176,603
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized, 51,608 and 49,836 shares issued; 44,446 and 42,674 outstanding at September 30, 2019 and December 31, 2018, respectively	5	5
Treasury stock, at cost (7,162 and 7,162 shares at September 30, 2019 and December 31, 2018, respectively)	(82,087)	(82,087)
Additional paid-in capital	528,734	534,673
Accumulated other comprehensive loss	(33,880)	(30,383)
Accumulated deficit	(328,185)	(233,299)
Total stockholders’ equity	84,587	188,909
Total liabilities and stockholders’ equity	$515,962	$703,255

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net revenues	$52,210	$83,286	$218,161	$243,737
Costs and expenses:
Cost of revenues	35,602	43,714	107,958	127,788
Research and development	18,575	18,684	57,282	59,789
Selling, general and administrative	30,536	27,320	82,862	99,368
Restructuring charges	(39)	4,539	738	8,425
Depreciation and amortization	18,508	23,658	58,920	70,330
Total costs and expenses	103,182	117,915	307,760	365,700
Loss from continuing operations	(50,972)	(34,629)	(89,599)	(121,963)
Interest income	228	203	716	7,518
Interest expense	(203)	(1,370)	(1,251)	(3,935)
Gain on extinguishment of debt	5	—	822	—
Other (expense) income, net	(422)	(13,439)	17	(9,180)
Equity method investment (loss) income	—	283	(1,619)	71
Loss from continuing operations, before taxes	(51,364)	(48,952)	(90,914)	(127,489)
(Provision) benefit for income taxes	(9,849)	2,308	(6,614)	1,604
Net loss	(61,213)	(46,644)	(97,528)	(125,885)
Net loss attributable to redeemable noncontrolling interests	(25)	(422)	(931)	2,122
Preferred stock dividend	(8,194)	(7,463)	(23,590)	(18,076)
Net loss attributable to Synchronoss	$(69,432)	$(54,529)	$(122,049)	$(141,839)

Earnings per share:
Basic	$(1.70)	$(1.38)	$(3.01)	$(3.51)
Diluted	$(1.70)	$(1.38)	$(3.01)	$(3.51)
Weighted-average common shares outstanding:
Basic	40,910	39,612	40,564	40,405
Diluted	40,910	39,612	40,564	40,405

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net loss	$(97,528)	$(125,885)
Adjustments to reconcile Net Loss to net cash used in operating activities:
Depreciation and amortization	58,921	70,330
Change in fair value of financial instruments	—	(3,849)
Amortization of debt issuance costs	272	1,060
(Gain) loss on extinguishment of debt	(822)	—
Accrued PIK interest*	—	(7,037)
Allowance for loan losses*	—	18,225
(Earnings) loss from equity method investments*	1,619	(71)
Loss (Gain) on disposals	15	277
Amortization of bond premium	(34)	75
Deferred income taxes	(25)	(1,648)
Stock-based compensation	17,033	22,040
Cumulative adjustment to STI receivable	26,044	—
ROU Asset Impairment	6,268	—
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	3,180	28,789
Prepaid expenses and other current assets	34,052	(12,844)
Other assets	1,966	947
Accounts payable	2,615	8,195
Accrued expenses	(9,418)	(24,539)
Other liabilities	(3,736)	(3,886)
Deferred revenues	(28,583)	(30,841)
Net cash provided by (used for) operating activities	11,839	(60,662)
Investing activities:
Purchases of property and equipment	(7,077)	(8,565)
Purchases of capitalized software	(9,289)	(11,012)
Purchases of marketable securities available for sale	(47,703)	(15,784)
Maturity of marketable securities available for sale	81,794	3,050
Business acquired, net of cash	—	(9,734)
Net cash used for investing activities	17,725	(42,045)
Financing activities:
Extinguishment of outstanding Convertible Senior Notes	(112,993)	—
Proceeds from issuance of preferred stock	—	86,220
Preferred dividend payment	(7,075)	—
Payments for finance leases	(925)	(1,018)
Net cash (used for) provided by financing activities	(120,993)	85,202
Effect of exchange rate changes on cash	783	(1,805)
Net decrease in cash, restricted cash and cash equivalents	(90,646)	(19,310)
Cash, restricted cash and cash equivalents, beginning of period	109,860	246,125
Cash, restricted cash and cash equivalents, end of period	$19,214	$226,815

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2019	2018	2019	2018
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$52,210	$83,286	$218,161	$243,737
Less: Cost of revenues	35,602	43,714	107,958	127,788
Gross Profit	16,608	39,572	110,203	115,949
Add / (Less):
Stock-based compensation expense	803	1,035	2,147	3,447
Restructuring and cease-use lease expense	141	—	405	—
Cumulative adjustment to STI receivable	26,044		26,044
Adjusted Gross Profit	$43,596	$40,607	$138,799	$119,396
Adjusted Gross Margin	83.5%	48.8%	63.6%	49.0%

GAAP loss from continuing operations	(50,972)	(34,629)	(89,599)	(121,963)
Add / (Less):
Stock-based compensation expense	6,000	7,216	17,028	22,038
Acquisition costs	—	38	(230)	149
Restructuring and cease-use lease expense	6,215	4,539	7,429	8,425
Amortization expense	5,808	8,472	19,072	25,122
Cumulative adjustment to STI receivable	26,044	—	26,044	—
One-Time Expenses due to Restatement, etc.	4	3,638	1,506	19,608
Non-GAAP loss from continuing operations	$(6,901)	$(10,726)	$(18,750)	$(46,621)

GAAP Net loss attributable to Synchronoss	$(69,432)	$(54,529)	$(122,049)	$(141,839)
Add / (Less):
Stock-based compensation expense	6,000	7,216	17,028	22,038
Acquisition costs	—	38	(230)	149
Restructuring and cease-use lease expense	6,215	4,539	7,429	8,425
Amortization expense	5,808	8,472	19,072	25,122
Non-GAAP Expenses attributable to Non-Controlling Interest	—	(523)	(76)	(1,269)
One-Time Expenses due to Restatement, etc.	4	3,638	1,506	19,608
Cumulative adjustment to STI receivable	26,044	—	26,044	—
Income Tax Effect at Statutory Tax Rates	—	(2,308)	—	(7,239)
Non-GAAP Net loss from continuing operations attributable to Synchronoss	$(25,361)	$(33,457)	$(51,276)	$(75,005)

Diluted Non-GAAP Net loss from continuing operations per share	$(0.62)	$(0.84)	$(1.26)	$(1.86)

Weighted shares outstanding - Basic	40,910	39,612	40,564	40,405

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Sep 30, 2019	Sep 30, 2018

Net (loss) income attributable to Synchronoss	$(54,529)	$(101,909)	$(27,587)	$(25,030)	$(69,432)	$(122,049)	$(141,839)
Add / (Less):
Restructuring and cease-use lease expense	4,539	3,950	740	474	6,215	7,429	8,425
Net change in contingent consideration obligation	—	—	—	—	—	—	—
Depreciation and amortization	23,658	47,324	20,143	20,269	18,508	58,920	70,330
Interest income	(203)	(252)	(189)	(299)	(228)	(716)	(7,518)
Interest Expense	1,370	976	585	463	203	1,251	3,935
Gain on Extinguishment of debt	—	(1,760)	(387)	(430)	(5)	(822)	—
Other Income (expense), net	13,439	65,737	(463)	24	422	(17)	9,180
Equity method investment income (loss), net	(283)	28,671	1,243	376	—	1,619	(71)
Benefit for income taxes	(2,308)	(16,290)	(1,391)	(1,844)	9,849	6,614	(1,604)
Net (loss) income attributable to noncontrolling interests	422	(6,715)	313	593	25	931	(2,122)
Preferred dividend	7,463	7,517	7,537	7,859	8,194	23,590	18,076
Stock-based compensation expense	7,216	5,566	5,554	5,474	6,000	17,028	22,038
Acquisition costs	38	109	(188)	(42)	—	(230)	149
Integration	—	—	—	—	—	—	—
Cumulative adjustment to STI receivable	—	—	—	—	26,044	26,044	—
One-Time Expenses due to Restatement, etc.	3,638	800	720	782	4	1,506	19,608
Net income from discontinued operations, net of taxes	—	(18,288)	—	—	—	—	—
Reclassification of expenses	4,900	—	—	—	—	—	—
Adjusted EBITDA (non-GAAP)	$9,360	$15,436	$6,630	$8,669	$5,799	$21,098	$(1,413)

	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2019	2018	2019	2018
Net Cash (used in) provided by operating activities	$(6,725)	$10,719	$11,839	$(60,662)
Add / (Less):
Capitalized software	(3,330)	(2,811)	(9,289)	(11,012)
Property and equipment	(2,137)	(4,745)	(7,077)	(8,565)
Free Cashflow	$(12,192)	$3,163	$(4,527)	$(80,239)
Add: One-Time Expenses due to Restatement, etc.	4	3,638	1,506	19,608
Adjusted Free Cashflow	$(12,188)	$6,801	$(3,021)	$(60,631)